Exhibit 99.2

RingCentral, Inc. Prices $1.0 Billion 0% Convertible Senior Notes Offering (up 50% Conversion Premium)

BELMONT, Calif. —(BUSINESS WIRE)— February 28, 2020 — RingCentral, Inc. (NYSE: RNG) today announced the pricing of $1.0 billion aggregate principal amount of 0% Convertible Senior Notes due 2025 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The notes priced with a 50% conversion premium to the volume weighted average price per share (approximately $240.28 per share) of RingCentral’s Class A common stock (the “common stock”) on February 27, 2020.

Key elements of the transaction today include:

•	$1.0 Billion 0% Convertible Senior Notes Offering (up 50% Conversion Premium)

•	RingCentral redemption option, on or after March 5, 2022 (as detailed below)

•	Capped Call purchased in conjunction with 0% Convertible Senior Notes due 2025 with a cap price of approximately $481

•	Repurchase of approximately $172.5 million aggregate principal amount of 0% Convertible Senior Notes due 2023 issued in 2018

RingCentral also granted the initial purchasers of the notes an option to purchase, during a 13-day period from, and including, the initial issuance date of the notes, up to an additional $150 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on March 3, 2020, subject to customary closing conditions, and is expected to result in approximately $986.5 million in net proceeds to RingCentral after deducting the initial purchasers’ discounts and estimated offering expenses payable by RingCentral (assuming no exercise of the initial purchasers’ option).

The notes will be senior, unsecured obligations of RingCentral. The notes will not bear interest, and the principal amount of the notes will not accrete. The notes will mature on March 1, 2025, unless earlier repurchased, redeemed or converted. In addition, RingCentral may redeem the notes, at its option and subject to certain conditions, on or after March 5, 2022 as detailed below.

Capped Call purchased in conjunction with 0% Convertible Senior Notes due 2025: In conjunction with the issuance of the notes, RingCentral entered into capped call transactions with a cap price of approximately $480.56 (representing a premium of 100% over the volume weighted average price of the common stock on February 27, 2020. The capped call transactions are scheduled to expire in February 2024.

Repurchase of 0% Convertible Senior Notes due 2023 issued in 2018: RingCentral also agreed to repurchase approximately $172.5 million aggregate principal amount of its outstanding 0% Convertible Senior Notes due 2023 (the “2023 Notes”).

Use of Proceeds: RingCentral intends to use the net proceeds of the offering for the following purposes:

•	Approximately $60.9 million of the net proceeds to pay the cost of the capped call transactions described above

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Approximately $509.6 million of the net proceeds from the offering of notes to repurchase approximately $172.5 million of the aggregate principal amount of its outstanding 2023 Notes through individual privately negotiated transactions entered into concurrently with the offering of the notes (collectively, the “Note Repurchases”). The Note Repurchases, and the potential related market activities by selling holders of the 2023 Notes (such as the unwinding of certain derivatives or the purchases of shares of common stock that RingCentral expects to occur in connection with the Note Repurchases), could have the effect of increasing, or limiting a decline in, the market price of the common stock.

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The remainder of the net proceeds for general corporate purposes, which may include working capital, capital expenditures, repayment of debt, potential acquisitions and strategic transactions of businesses, technologies or product. However, RingCentral has not designated any specific uses and have no current agreements with respect to any material acquisition or strategic transaction.

Additional Details for the new 0% Convertible Senior Notes due 2025 (up 50% Conversion Premium)

Conversion Features: The volume weighted average price per share of the common stock on February 27, 2020 was approximately $240.28 per share. With a conversion premium of approximately 50%, the initial conversion rate for the notes is 2.7745 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $360.43 per share). Prior to the close of business on the business day immediately preceding December 1, 2024, the notes will be convertible at the option of the note holders only upon the satisfaction of specified conditions and during certain periods. Thereafter until the close of business on the scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of the common stock or a combination thereof, at RingCentral’s election.

Redemption Option: RingCentral may redeem the notes, at its option, on or after March 5, 2022, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid special interest, if any, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which RingCentral provides written notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which RingCentral provides written notice of redemption.

Holders of notes may require RingCentral to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a purchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid special interest, if any, to, but excluding, the date of repurchase. In connection with certain corporate events or if RingCentral issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or convert its notes called for redemption during the relevant redemption period.

Additional Details for the Capped Call Transactions

Capped Call Transactions: In connection with the pricing of the notes, RingCentral entered into capped call transactions with an initial purchaser or its affiliate and other financial institutions (the “hedge counterparties”). The capped call transactions are expected generally to reduce or offset the potential dilution to the common stock upon any conversion of notes with such reduction or offset, as the case may be, subject to a cap based on the cap price. The cap price of the capped call transactions will initially be approximately $480.56 per share, which represents a premium of 100% over the volume weighted average price of the common stock of approximately $240.28 per share on February 27, 2020, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, RingCentral intends to enter into additional capped call transactions with the hedge counterparties.

RingCentral expects that, in connection with establishing their initial hedge of the capped call transactions, the hedge counterparties will enter into various derivative transactions with respect to the common stock and/or purchase shares of the common stock concurrently with, or shortly after, the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time. In addition, RingCentral expects that the hedge counterparties may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or by purchasing or selling shares of the common stock or other securities of RingCentral in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions and in connection with any early termination event in respect of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether RingCentral will be able to consummate the offering, the satisfaction of customary closing conditions with respect to the offering of the notes, prevailing market conditions, the anticipated use of net proceeds of the offering of the notes which could change as a result of market conditions or for other reasons, whether the capped call transactions will become effective, whether the Note Repurchases will close and the impact of general economic, industry or political conditions in the United States or internationally. Forward-looking statements may be identified by the use of the words “may,” “will,” “expect,” “intend” and other similar expressions. These forward-looking statements are based on estimates and assumptions by RingCentral’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. Actual results may differ materially from those anticipated or predicted by RingCentral’s forward-looking statements. All forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2019 and the risks discussed in our other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and RingCentral undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof, except as required by applicable law.

For additional information, please contact:

Investor Relations Contact:

Ryan Goodman, RingCentral

(650) 918-5356

Ryan.Goodman@ringcentral.com

Media Contact:

Mariana Leventis, RingCentral

(650) 562-6545

Mariana.Leventis@ringcentral.com